UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

DCP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

DELAWARE	001-32678	03-0567133
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

370 17th Street, Suite 2775
Denver, Colorado 80202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 633-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers

On November 27, 2006, Michael J. Panatier notified the Board of Directors of DCP Midstream GP, LLC, the general partner of the general partner of DCP Midstream Partners, LP, that he is resigning as a director effective immediately because of personal commitments.

Item 8.01 Other Events

On November 29, 2006, the board of directors (the “Board”) of DCP Midstream GP, LLC (the “Company”), the general partner of the general partner of DCP Midstream Partners, LP, approved a compensation package for Jim W. Mogg, the non-executive Chairman of the Board of the Company. Members of the Board who are also officers or employees of affiliates of the Company do not receive additional compensation for serving on the Board. Mr. Mogg had previously been an employee of Duke Energy Corporation, which owns 50% of the Company’s parent, but retired in September 2006. The Board approved the payment to Mr. Mogg of an annual retainer of $120,000, which will be prorated for 2006 and continue for 2007. Mr. Mogg will not be eligible for additional compensation for attending board meetings or committee meetings that the other non-employee directors of the Company are eligible to receive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP
its General Partner

By: DCP MIDSTREAM GP, LLC
its General Partner

By:	/s/ Michael S. Richards
Name:Michael S. Richards
Title:Vice President, General Counsel and Secretary

November 30, 2006